UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    November 29, 2017

WADENA CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-55647	467-4046237
(Commission File Number)	(IRS Employer Identification No.)

14 Wall Street, 20th Floor	New York, NY 10005
(Address of Principal Executive Offices)	(Zip Code)

(818) 855-8199
(Registrant’s Telephone Number, Including Area Code)

3 Oakdale Suite 100	Irvine, CA, 92660
(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5- Corporate Governance and Management

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of a Director and Officer

On November 24, 2017, Mr. J. Jacob Isaacs resigned as President, CEO and CFO, Secretary and as a Director of the Company. The Board accepted Mr. Isaacs’s resignation and thanked him for his service on behalf of the Company.

Appointment of a Director and Officer

On November 24, 2017, the Board of Directors appointed Jiang Yu (Jay Yu) as a Director of the Company and as its President, CEO, CFO and Secretary. Since 2011, Mr. Jay Yu serves as the Founder and CEO of Financial Buzz Media Networks. He has advised dozens of public companies and capital market executives on IPO branding and public relations. Prior to this he worked for Deutsche Bank as an analyst in their Corporate and Investment Banking Division. Mr. Yu holds a bachelor's degree in Psychology from City College of New York City.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: November 29, 2017	WADENA CORP.

By: /s/ Jay Yu
	Name:	Jay Yu, Chief Executive Officer, Chief Financial Officer and Secretary